EXCHANGE AGREEMENT
     This Exchange Agreement (the “Agreement”) is made as of the 12th day of February, 2009, by and among Xata Corporation, a Minnesota corporation (the “Company”) and each of those persons and entities, severally and not jointly, listed as a Purchaser on the Schedule of Purchasers attached as Exhibit A hereto (each, a “Purchaser” and collectively, the “Purchasers”).
WITNESSETH:
     WHEREAS, the Purchasers are parties with the Company to that certain Common Stock Warrant and Series E Preferred Stock Purchase Agreement dated as of the date hereof (the “Series E Purchase Agreement”) pursuant to which the Company issued and sold to the Purchasers all of the outstanding shares of Series E Preferred Stock of the Company (the “Series E Preferred Stock”) and warrants to purchase shares of the Company’s common stock (“Common Stock”).
     WHEREAS, upon the terms and subject to the conditions contained in this Agreement, the Company wishes to issue to the Purchasers shares of newly issued Series F Preferred Stock of the Company (the “Series F Preferred Stock”) and the Purchasers wish to transfer all the outstanding shares of Series E Preferred Stock held thereby to the Company in exchange therefor in a transaction exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).
     WHEREAS, prior to the Closing, the Company will have (i) amended the articles of incorporation of the Company (the “Articles of Incorporation”), in substantially the form of Exhibit B hereto (the “Articles Amendment”), and (ii) filed with the Secretary of State of the State of Minnesota a certificate of designations of the Series F Preferred Stock, in substantially the form of Exhibit C hereto (the “Series F Certificate”).
     WHEREAS, the shares of Series F Preferred Stock to be issued pursuant to this Agreement (the “Series F Shares”) will be convertible into shares of Common Stock (the “Conversion Shares” and, together with the Series F Shares, the “Securities”).
     NOW THEREFORE, in consideration of the covenants and agreements set forth herein, the parties agree as follows:
     SECTION 1. EXCHANGE OF PREFERRED STOCK
     1.1. The Exchange. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, each Purchaser and the Company shall exchange each outstanding share of Series E Preferred Stock held by such Purchaser for one share of Series F Preferred Stock. The Conversion Price per share of Series F Preferred Stock initially shall be equal to the Conversion Price of the Series E Preferred Stock (as such term is defined in the certificate of designations of the Series E Preferred Stock) at the Closing Date. The exchange of all outstanding shares of Series E Preferred Stock held by the Purchasers for shares of Series F Preferred Stock is referred to herein as the “Exchange.”

     1.2. The Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Faegre & Benson LLP, 2200 Wells Fargo Center, Minneapolis, Minnesota, no later than the third business day following the satisfaction (or waiver) of all the conditions set forth in Sections 5 or 6, or at such other time or place or on such other date as the Company and the Purchasers holding a majority of the Series E Preferred Stock may mutually determine (such date, the “Closing Date”).
     1.3. Deliveries at the Closing. At the Closing, the Company shall deliver to each Purchaser a certificate or certificates representing the shares of Series F Preferred Stock to be issued to such Purchaser, registered in the name of such Purchaser, against receipt at the Closing by the Company from such Purchaser of a certificate or certificates for the shares of Series E Preferred Stock to be exchanged by such Purchaser duly endorsed for delivery by such Purchaser or accompanied by an assignment separate from the certificate in form satisfactory to the Company and duly executed by such Purchaser.
     SECTION 2. PRE-CLOSING COVENANTS
     2.1 Proxy Statement. As promptly as practicable after the date of this Agreement, the Company shall prepare and cause to be filed with the Securities Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”) in connection with a special or annual meeting of shareholders of the Company for the purpose of considering and taking action with respect to approving the Articles Amendment (the “Company Shareholders Meeting”). The Company shall use all reasonable efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC. The Company will use all reasonable efforts to cause the Proxy Statement to be mailed to the Company’s shareholders.
     2.2 Shareholders Meeting. The Company’s board of directors (the “Board”) has determined to recommend that the Company’s shareholders approve the Articles Amendment and to include a statement to that effect in the Proxy Statement and in any additional soliciting materials relating to the Company Shareholders Meeting (the “Company Board Recommendation”). The Company will, within 90 days after the date hereof, in accordance with its articles of incorporation and bylaws, and with applicable law (including the Minnesota Business Corporation Act and the rules and regulations of the SEC and the NASDAQ stock market), duly call, give notice of, and convene and hold the Company Shareholders Meeting, regardless of whether the Company Board Recommendation is later withdrawn or modified in a manner adverse to the Purchasers. Except to the extent the Board determines on advice of counsel to be restricted from doing so by its fiduciary duties to the shareholders of the Company under applicable law, (i) the Board will include the Company Board Recommendation in the Proxy Statement and in any additional soliciting materials relating to the Company Shareholders Meeting, (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to the Purchasers, and no resolution by the Board or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to the Purchasers shall be adopted, and (iii) the Company will use commercially reasonable efforts to solicit and obtain approval of the Articles Amendment.

     2.3 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the Company and each Purchaser agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable law, so as to permit consummation of the transactions contemplated hereby as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, and will cooperate fully with the other parties hereto to that end.
     SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company represents and warrants to the Purchasers as of the date hereof and as of the Closing as follows:
     3.1. Power. Approval of the shareholders of the Company is required before the Company may execute and file with the Secretary of State of Minnesota the Articles Amendment, and such filing is required before the Company may execute and file with the Secretary of State of Minnesota the Series F Certificate. Except as set forth in the preceding sentence, the Company has all requisite power and authority (i) to execute and deliver this Agreement, and all other certificates, instruments and other documents executed and delivered by the Company at the Closing pursuant to Section 5 hereof (collectively, together with the Articles Amendment and the Series F Certificate, the “Transaction Documents”) and (ii) to carry out and perform its obligations hereunder and thereunder. Upon receipt of all requisite approval of the shareholders of the Company, the Company will have all requisite power and authority to execute and file with the Secretary of State of Minnesota the Articles Amendment and (after such filing) the Series F Certificate.
     3.2 Authorization of Securities. Upon such time as (i) the Articles Amendment has been approved by the necessary vote of the Company’s shareholders, (ii) the Series F Certificate is filed with the Minnesota Secretary of State and (iii) the Series E Shares have been exchanged for Series F Shares in accordance with this Agreement, the Series F Shares will have been validly issued, fully paid and non-assessable. Upon such time as the Conversion Shares have been issued in accordance with the Series F Certificate, such Conversion Shares will have been validly issued, fully paid and non-assessable. The Conversion Shares have been reserved for issuance by the Company.
     3.3 Governmental Consents. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the Exchange or the issuance of the Series F Shares by the Company, except for the filing of a Form D with the Securities and Exchange Commission (the “SEC”) under the Securities Act, and such similar filings as may be required following the Closing under state securities laws.
     3.4 Due Authorization, Execution and Delivery. This Agreement has been duly authorized, executed and delivered by the Company. Except as described by the first sentence of Section 3.1 (including calling the shareholder meeting and solicitation of proxies therefor), all corporate action on the part of the Company and its directors and officers necessary for the authorization, execution and delivery of this Agreement, the performance of all the Company’s obligations hereunder and thereunder and for the authorization, issuance or reservation for issuance, sale and delivery of the Securities has been taken. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the limitations imposed by applicable law or public policy on provisions relating to indemnity or contribution.
     3.5 No Conflicts. The execution, delivery and performance of this Agreement, and the issuance and sale of the Securities, will not conflict with, or result in a breach or violation of (i) after the taking of the actions described by the first sentence of Section 3.1, any of the terms and provisions of the charter or bylaws of the Company or any Subsidiary, (ii) any statute, rule, regulation or order of any governmental agency or body, any court, domestic or foreign, or any self-regulatory organization having jurisdiction over the Company or any Subsidiary or any of their respective properties, or (iii) any of the terms and provisions of, or constitute a default (with or without notice or lapse of time) under, or give to any third party a right of termination, amendment, acceleration or cancellation (with or without notice or lapse of time) of, any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject. Except as described by the first sentence of Section 3.1, the Company has full power and authority to authorize, issue and sell the Securities and conduct the Exchange as contemplated by this Agreement.
     3.6 No Registration. Subject to the accuracy of each of the Purchaser’s representations herein, it is not necessary in connection with the offer, sale and delivery of the Securities to the several Purchasers in the manner contemplated by this Agreement, the Articles Amendment and the Series F Certificate to register the Securities under the Securities Act of 1933, as amended or to qualify the Company’s issuance of the Securities under applicable state securities laws.
     3.7 No Anti-Dilution Event. The issuance of the Securities does not constitute an anti-dilution event for any existing security holders of the Company, pursuant to which such security holders would be entitled to additional securities or a reduction in the applicable conversion price or exercise price of any securities due to any issuance proposed to be conducted hereunder.
     3.8 Nasdaq Compliance. Upon the Exchange and the issuance of the Series F Shares and the Conversion Shares the Company will be in compliance with the continued listing and maintenance requirements of The Nasdaq Capital Market.
     3.9 No Integration or General Solicitation. Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) (an “Affiliate”) of the Company has, directly, or through any agent, (a) sold, offered for sale, solicited any offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sales of the Securities in a manner that would require the registration under the Securities Act of the Securities; or (b) offered, solicited offers to buy or sold the Securities in any form of general solicitation or general advertising (as those terms are used in

Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and the Company will not engage in any of the actions described in subsections (a) and (b) of this paragraph.
     SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
     Each of the Purchasers severally, and not jointly, represents and warrants to the Company as of the date hereof and as of the Closing as follows:
     4.1 Investor Qualifications.
     (a) Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Securities contemplated hereby, either alone or together with the advice of such Purchaser’s purchaser representative, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered, either alone or with such Purchaser’s purchaser representative, all information Purchaser deems relevant in making an informed decision to purchase the Securities.
     (b) Purchaser is acquiring the Securities being acquired by Purchaser pursuant to this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities, except in compliance with Section 4.1(c).
     (c) Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities purchased hereunder except in compliance with the Securities Act of 1933, as amended (the “Securities Act”), applicable blue sky laws, and the rules and regulations promulgated thereunder.
     (d) Purchaser is, and at the Closing Date will be, an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.
     4.2 Power, Authority and Enforceability. Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the limitations imposed by applicable law or public policy on provisions relating to indemnity or contribution.
     4.3 Title to Series E Preferred Stock. Purchaser is the record owner of and has (or, upon the closing of the Series E Purchase Agreement, will be the record owner of and will have), and on the Closing Date will have, valid and legal title to all shares (and only those shares) of Series E Preferred Stock purchased by it pursuant to the Series E Purchase Agreement, free and clear of all pledges, liens, encumbrances and adverse claims.

     SECTION 5. CONDITIONS TO CLOSING OF THE PURCHASERS
     Each Purchaser’s obligation to consummate the Exchange at the Closing is subject to the fulfillment at or prior to the Closing of the following conditions:
     5.1. Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 that are qualified by materiality shall be true and correct, and the representations and warranties made by the Company in Section 3 not so qualified shall be true and correct in all material respects, when made and as of the time of the Closing with the same force and effect as if made at such time, other than such representations and warranties as are expressly stated to be made as of another date, which shall be true and correct in all material respects as of such date.
     5.2. Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company at or prior to the Closing shall have been performed or complied with in all material respects.
     5.3. Legal Opinion. Such Purchaser shall have received from Faegre & Benson LLP, counsel to the Company, an opinion addressed to each of the Purchasers, dated the Closing Date, in substantially the form of Exhibit D attached hereto.
     5.4. Shareholder Approval. The Company’s shareholders shall have duly and validly approved of the Articles Amendment.
     5.5. Articles Amendment. Such Purchaser shall have received satisfactory confirmation of the filing with the Secretary of State of Minnesota of the Articles Amendment.
     5.6. Series F Certificate. Such Purchaser shall have received satisfactory confirmation of the filing with the Secretary of State of Minnesota of the Series F Certificate.
     5.7. No Actions. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated by this Agreement shall be in effect. In addition, no suit, government investigation, action or other proceeding shall be pending or threatened against the Company before any court, administrative or regulatory agency or commission or other governmental authority or agency which, in the reasonable opinion of counsel for such Purchaser, would be likely to restrain or prohibit consummation of the transactions contemplated hereby or result in damages or other relief being obtained from such Purchaser.
     SECTION 6. CONDITIONS TO CLOSING OF THE COMPANY
     The Company’s obligation to consummate the Exchange at the Closing is subject to the fulfillment at or prior to the Closing of the following conditions:

     6.1. Representations and Warranties Correct. The representations and warranties made by the Purchasers in Section 4 of this Agreement shall be true and correct in all material respects as of the time of Closing with the same force and effect as if made as of such time, other than such representations and warranties as are expressly stated to be made as of another date which shall be true and correct in all material respects as of such date.
     6.2. Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers at or prior to the Closing shall have been performed or complied with in all material respects.
     6.3. Shareholder Approval. The Articles Amendment shall have received the requisite approval of the Company’s shareholders, and the Articles Amendment and the Series F Certificate shall have been filed with the Secretary of State of Minnesota.
     6.8 Simultaneous Closing. Each of the Purchasers shall simultaneously consummate the Exchange.
     SECTION 7. TERMINATION
     7.1. Termination. This Agreement may be terminated and the Exchange contemplated hereby may be abandoned at any time prior to the Closing Date:
     (a) by any party hereto, by giving written notice to the other parties hereto, if any governmental entity with jurisdiction over such matters shall have issued an order restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Order shall have become final and non-appealable; provided, however, that the provisions of this Section 7.1(a) shall not be available to the Company or the Purchasers unless the Company or such Purchasers, as the case may be, shall have used their reasonable best efforts to oppose any such order or to have such order vacated or made inapplicable to the transactions contemplated by this Agreement; or
     (b) by any of the parties hereto, by giving written notice to the other parties, if (i) the Closing shall not have occurred on or prior to the 90th day after the date of this Agreement, or (ii) the shareholders of the Company shall have voted against the Articles Amendment at a duly held meeting of the shareholders of the Company; provided that the terminating party is not in material breach of its obligations under this Agreement.
     7.2. Effect on Obligations. Termination of this Agreement pursuant to this Section 7 shall terminate all obligations of the parties hereunder, except for the obligations under Sections 8.1, 8.5, and 8.8; provided, however, that nothing herein shall relieve the defaulting or breaching party from any liability to the other party hereto.
     SECTION 8. MISCELLANEOUS
     8.1. Survival. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and each Purchaser herein shall survive the execution of this Agreement and the Closing for a period of two years following the Closing Date.

     8.2. Further Assurances. At any time or from time to time after the Closing, each party hereto agrees to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and by the other Transaction Documents and to otherwise carry out the intent of the parties hereunder and thereunder.
     8.3. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and each of the Purchasers and the respective successors, assigns, heirs and personal representatives of the Company and each of the Purchasers. Prior to the Closing, the Purchasers may not assign their right or obligation under this Agreement to acquire shares of Series F Preferred Stock.
     8.4. Entire Agreement. This Agreement, the Series E Purchase Agreement and the documents referred to herein or therein (and/or delivered pursuant hereto or thereto) contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements, understandings or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof.
     8.5. Notices. All notices required in connection with this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt of: (a) personal delivery to the party to be notified, (b) one business day after the date of confirmed transmission by facsimile, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next day delivery, freight prepaid, with written notification of receipt, and addressed as follows:
(a)	if to the Company, to:
XATA Corporation
965 Prairie Center Drive
Eden Prairie, MN 55344
Attention: Chief Financial Officer
Facsimile: 952-641-5848
Email: mark.ties@xata.com
with a copy so mailed to:
Faegre & Benson LLP
2200 Wells Fargo Center
Minneapolis, MN 55402
Attention: Michael Coddington
Facsimile: (612) 766-1600
Email: mcoddington@faegre.com
or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

(b)	if to the Purchasers, at the address as set forth below each Purchaser’s name on Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing.
     8.6. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.
     8.7. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.
     8.8. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to the principles of conflict of laws. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any dispute arising out of or relating to this Agreement or the transactions contemplated hereby.
     8.9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.
     8.10 Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least a majority of the shares of Series E Preferred Stock or Series F Preferred Stock, as the case may be, then held by the Purchasers (including any shares of Common Stock issued upon conversion of such shares and then held by the Purchasers).
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY: XATA CORPORATION
By:
Wesley C. Fredenburg
General Counsel

PURCHASERS:

John J. Coughlan

Mark E. Ties

David A. Gagne

Robert Maeser

Wesley C. Fredenburg
Trident Capital Fund-V, L.P.
Trident Capital Fund-V Affiliates Fund, L.P.
Trident Capital Fund-V Affiliates Fund (Q), L.P.
Trident Capital Fund-V Principals Fund, L.P.
Trident Capital Parallel Fund-V, C.V.
Executed on behalf of the forgoing funds by the undersigned, as an authorized signatory of the respective general partner of each such fund:

Name printed:
GW 2001 Fund, L.P.
Weber Capital Partners II, L.P.
Executed on behalf of the forgoing funds by the undersigned, as an authorized signatory of the respective general partner of each such fund:

Name printed:
[Exchange Agreement]

EXHIBIT A
SCHEDULE OF PURCHASERS
Purchaser
Trident Capital Fund-V, L.P.
505 Hamilton Avenue, Suite 200
Palo Alto, CA 94301
Trident Capital Fund-V Affiliates Fund, L.P.
505 Hamilton Avenue, Suite 200
Palo Alto, CA 94301
Trident Capital Fund-V Affiliates Fund (Q), L.P.
505 Hamilton Avenue, Suite 200
Palo Alto, CA 94301
Trident Capital Fund-V Principals Fund, L.P.
505 Hamilton Avenue, Suite 200
Palo Alto, CA 94301
Trident Capital Parallel Fund-V, C.V.
505 Hamilton Avenue, Suite 200
Palo Alto, CA 94301
GW 2001 Fund, L.P.
Weber Capital Management, LLC
340 Pine St., Suite 300
San Francisco, CA 94104-3235
Weber Capital Partners II, L.P.
Weber Capital Management, LLC
340 Pine St., Suite 300
San Francisco, CA 94104-3235
John J. Coughlan
965 Prairie Center Drive
Eden Prairie, MN 55344
Mark E. Ties
965 Prairie Center Drive
Eden Prairie, MN 55344
David A. Gagne
965 Prairie Center Drive
Eden Prairie, MN 55344
Robert Maeser
965 Prairie Center Drive
Eden Prairie, MN 55344
Wesley C. Fredenburg
965 Prairie Center Drive
Eden Prairie, MN 55344

EXHIBIT B
ARTICLES AMENDMENT

EXHIBIT C
SERIES F CERTIFICATE OF DESIGNATIONS

EXHIBIT D
OPINION OF FAEGRE & BENSON LLP